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                                                                   EXHIBIT 14(d)

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that H. LOUIS SHILL, whose signature appears below, hereby constitutes and appoints MITCHELL R. KATCHER and JAMES F. BRONSDON, and each of them, as his attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any registration statement and amendments thereto, under the Securities Act of 1933 and the Investment Company Act of 1940, where applicable, executed on behalf of Sage Life Assurance of America, Inc. (the "Company") in connection with (a) flexible payment deferred combination fixed and variable annuity contracts issued by the Company through The Sage Variable Annuity Account A, and (b) modified single payment combination fixed and variable life insurance contracts issued by the Company through The Sage Variable Life Account A, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. H. LOUIS SHILL hereby ratifies and confirms all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue thereof.

                                                   /s/ H. LOUIS SHILL
                                                   ----------------------------
                                                   H. Louis Shill
                                                   Director
                                                   Sage Life Assurance Company
                                                     of America, Inc.


February 8th, 1999

State of Connecticut
County of Fairfield

    On this 8th day of February, 1999, before me came H. LOUIS SHILL, Director of Sage Life Assurance of America, Inc., to me known, and signed the above Power of Attorney on behalf of Sage Life Assurance of America, Inc.


                                            /s/ CYNTHIA WENDT          [SEAL]
                                            ---------------------------
                                                    Notary Public

                                            My Comm. Exp: 4/30/99